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                                     EXHIBIT 21.1


                          ZYCAD CORPORATION AND SUBSIDIARIES



Set forth below are the subsidiaries of the Registrant:

ZYCAD G.M.B.H.

Bahnhofstrasse 19A
85737 Ismaning
Germany


ZYCAD SARL

69 rue d'Aguesseau
92100 Boulogne
France


ZYCAD LIMITED

West Lodge
Station Approach
West Byfleet, Surrey
England KT14 6NG

Zycad House
London Road
Bracknell, Barkshire RG12 2UT

ZYCAD JAPAN K.K.

Toshin 24 Shin-Yokohama Blvd B-8F
2-3-8, Shin Yokohama
Yokohama, 222 Japan

ZYAD INTERNATIONAL, INC.

47100 Bayside Parkway
Fremont CA 94538



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